SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

REDBACK NETWORKS INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(2)	Form, Schedule or Registration Statement No.:

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Notes:

March 31, 2003

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Redback Networks Inc., which will be held at Redback’s principal executive offices located at 300 Holger Way, San Jose, California 95134 on Wednesday, May 7, 2003, at 1:00 p.m.

Details of the business to be conducted at the annual meeting are given in the attached proxy statement and notice of annual meeting of stockholders.

It is important that your shares be represented and voted at the meeting. Your vote as a stockholder of Redback is important. YOU MAY VOTE YOUR SHARES BY:

—	casting your vote via the Internet at the Web site listed on your proxy card;

—	dialing the telephone number indicated on the enclosed proxy card and casting your vote in accordance with the instructions given to you on the telephone; or

—	marking, signing, dating and returning the enclosed proxy card as promptly as possible in the postage prepaid envelope provided.

You may also vote in person at the annual meeting, even if you use any of the three options above. If your shares are not registered in your own name and you plan to attend the annual meeting and vote your shares in person, you will need to ask the broker, trust company, bank or other nominee that holds your shares to provide you with evidence of your share ownership as of March 11, 2003 and bring that evidence to the annual meeting.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Redback. We look forward to seeing you at the annual meeting.

Sincerely,

Kevin A. DeNuccio Director, Chief Executive Officer and President

REDBACK NETWORKS INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 7, 2003

You are invited to attend the annual meeting of stockholders of Redback Networks Inc., a Delaware corporation (“Redback”), which will be held at Redback’s principal executive offices located at 300 Holger Way, San Jose, California 95134 on Wednesday, May 7, 2003, at 1:00 p.m. At the meeting we will:

1.	Elect members of the Board of Directors to serve until the next annual meeting or until their successors have been duly elected and qualified;

2.	Ratify the appointment of PricewaterhouseCoopers LLP as Redback’s independent accountants for the fiscal year ending December 31, 2003; and

3.	Transact any other business as may properly come before the meeting.

These items of business are described in detail in the proxy statement.

Only stockholders of record at the close of business on March 11, 2003 are entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED FOR YOUR CONVENIENCE; OR YOU MAY VOTE TELEPHONICALLY OR VIA THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS ON YOUR PROXY CARD. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

We look forward to seeing you at the meeting.

Sincerely,

Kevin A. DeNuccio Director, Chief Executive Officer and President

San Jose, California

March 31, 2003

REDBACK NETWORKS INC.

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 7, 2003

The Board of Directors of Redback Networks Inc., a Delaware corporation, is soliciting proxies for the 2003 annual meeting of stockholders to be held at our principal executive offices located at 300 Holger Way, San Jose, California 95134 on Wednesday, May 7, 2003, at 1:00 p.m. Our telephone number is (408) 750-5000. The proxy materials are being mailed to stockholders as part of this package. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

Proxy materials, which include a proxy statement, proxy, letter to stockholders and the Form 10-K for the fiscal year ended December 31, 2002, were first mailed to stockholders on or about April 7, 2003.

Redback will pay the costs of soliciting proxies from stockholders. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding the voting materials to the beneficial owners. Directors, officers and regular employees may solicit proxies on behalf of Redback, without additional compensation, personally or by telephone.

Q:	What is the purpose of the meeting?

A:	At the annual meeting the stockholders will consider and vote on the proposals that are described in detail in this proxy statement.

Q:	Who can vote at the meeting?

A:	The Board of Directors set March 11, 2003, as the record date. All stockholders who owned Redback common stock at the close of business on March 11, 2003 are entitled to vote at the annual meeting. On March 11, 2003 there were 182,009,143 shares of common stock outstanding entitled to vote (including 23,005 shares issuable upon exchange for our subsidiary’s exchangeable shares). Each stockholder is entitled to one vote for each share of common stock held on March 11, 2003.

Q:	Who will count the votes?

A:	The inspector of elections appointed for the meeting will count all votes. Votes for and against the proposals and abstentions and broker non-votes will be counted separately.

Q:	How many votes are required to hold the meeting?

A:	A majority of Redback’s outstanding shares entitled to vote (a quorum) as of the record date must be present at the meeting in order to hold the meeting and conduct business. Your shares are counted as present at the meeting if you:

—	are present and vote in person at the meeting; or

—	have properly submitted a proxy card or voted over the telephone or the Internet.

In determining if there is a quorum, abstentions and broker non-votes will be counted as present.

Q:	What proposals will be voted on at the meeting?

A:	The stockholders will vote on two proposals at the meeting:

1.	Election of the Board of Directors;

2.	Ratification of PricewaterhouseCoopers LLP as our independent accountants.

Q:	What is the voting requirement to approve each of the proposals?

A:	For the election of directors, the six individuals receiving the highest number of “FOR” votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee’s total. The ratification of independent accountants requires the “FOR” vote of a majority of the votes cast at the meeting.

Q:	How are votes counted?

A:	You may vote either “FOR” or “AGAINST” each nominee for the Board of Directors. You may vote “FOR,” “AGAINST” or “ABSTAIN” regarding the ratification of PricewaterhouseCoopers LLP as Redback’s independent accountants. If you abstain from voting on the ratification of PricewaterhouseCoopers LLP as Redback’s independent accountants, it has the same effect as a vote against.

Whether or not you are able to attend the annual meeting, you are urged to complete and return the proxy. Your proxy will be voted as you direct on your proxy. If you just sign your proxy card with no further instructions, your shares will be counted as a vote “FOR” each director nominee and “FOR” ratification of PricewaterhouseCoopers LLP as Redback’s independent accountants. If you do not vote and you hold your shares in a brokerage account in your broker’s name, your shares will not be counted in the number of shares cast “FOR,” “AGAINST” or “ABSTAIN” on any proposal where your broker does not have authority to vote, and therefore will have the effect of reducing the number of shares needed to approve any of those items. However, these shares may be counted for the purpose of establishing a quorum for the meeting. Shares of common stock may not be voted cumulatively.

Q:	Can I change my vote after I return my proxy?

A:	You may revoke or change your proxy at any time before the annual meeting. Just send a written notice of revocation or another signed proxy with a later date to Redback’s corporate secretary at our principal executive offices before the beginning of the annual meeting. You may also automatically revoke your proxy by attending the annual meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming that you were the beneficial owner as of the record date. If you voted via telephone, you will need to revoke your proxy by calling 1-888-426-7035. Proxies voted via the internet will need to be revoked at the web address: www.proxyvoting.com/rbak.

Q:	Who pays for solicitation of proxies?

A:	Redback will bear the entire cost of solicitation, including the preparation and mailing of this proxy statement, and any additional material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to the beneficial owners. Redback may reimburse the costs of these persons of forwarding the solicitation materials. There may be additional solicitation by telephone, telegram, or other means by directors, officers, employees or agents of Redback. They will not be paid for any such services.

Q:	What are Redback’s voting recommendations?

A:	Our Board of Directors recommends that you vote your shares “FOR” each of the nominees to the Board and “FOR” the ratification of PricewaterhouseCoopers LLP as our independent accountants.

Q:	Where can I find the voting results?

A:	Preliminary results will be available at the annual meeting. Final results will be included in Redback’s first Quarterly Report on Form 10-Q filed after the annual meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

We currently have eight members on our Board of Directors. Pierre Lamond and Ari Lehtoranta, two current members of the Board of Directors, are not standing for re-election, and it is the intention of the Board to reduce the authorized number of directors from eight to six, effective as of the date of the annual meeting. Therefore, proxy holders will vote for the six nominees listed below. Their ages as of December 31, 2002, their positions and offices held with Redback and certain biographical information are also set forth below. In addition, it is the intention of the Board to appoint Daniel Warmenhoven to serve as Chairman of the Board, effective as of the date of the annual meeting, to replace Pierre Lamond who is our current Chairman of the Board. There are no family relationships among any of our directors or executive officers. If a nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee selected by the present Board of Directors to fill the vacancy. At this time, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director. The six individuals receiving the highest number of “FOR” votes will be elected directors of Redback.

Name	Age	Position
Kevin A. DeNuccio	43	Director, Chief Executive Officer and President
Gaurav Garg	37	Director
Promod Haque	54	Director
William Kurtz	45	Director
Donald J. Listwin	43	Director
Daniel J. Warmenhoven	52	Director

Kevin A. DeNuccio has served as President and Chief Executive Officer and as a member of the Board of Directors of Redback since August 2001. Prior to that, Mr. DeNuccio was with Cisco Systems Inc. from August 1995 to August 2001, where he served as senior vice president of worldwide service provider operations. During his tenure at Cisco, Mr. DeNuccio also managed worldwide field operations, including all sales and engineering support organizations. Prior to joining Cisco, Mr. DeNuccio was the founder, president and chief executive officer of Bell Atlantic Network Integration, Inc., a wholly owned subsidiary of Bell Atlantic (now Verizon Communications). Mr. DeNuccio has also held senior management positions at both Unisys Corporation and Wang Laboratories as vice president in their network integration and worldwide channel partner businesses. Mr. DeNuccio received his finance degree from Northeastern University and is a graduate of the Executive M.B.A. program at Columbia University.

Gaurav Garg has served as a Redback director since May 2001. Mr. Garg has been a partner with Sequoia Capital since May 2001, where he focuses on components, systems and infrastructure investments. Prior to joining Sequoia Capital, Mr. Garg was a founder and Senior Vice-President of Product Management at Redback, from August 1996 though May 2001. Earlier, he held various engineering positions at SynOptics and Bay Networks. Mr. Garg has a B.S. and M.S. in Electrical Engineering and a B.S. in Computer Science from Washington University in St. Louis.

Promod Haque has served as a Redback director since March 2000. Mr. Haque joined Norwest Venture Partners in November 1990 and is currently Managing Partner of Norwest Venture Partners VII, and NVP VIII, which is the general partner of Norwest Venture Partners VI, and General Partner of Norwest Equity Partners V and IV. Mr. Haque currently serves as a director of Extreme Networks Inc., Primus Knowledge Solutions Inc., SPSS Inc. and several privately held companies. Mr. Haque holds a B.S. in Electrical Engineering from the University of Delhi, India, an M.S. and Ph.D. in Electrical Engineering from Northwestern University and an MM from the J.L. Kellogg Graduate School of Management, Northwestern University.

William H. Kurtz has served as a Redback director since October 1999. Mr. Kurtz has been Chief Operating Officer and Chief Financial Officer of 3PARdata, Inc., a data storage company, since July 2001. Prior to joining

3PARdata, Mr. Kurtz served as Executive Vice President and Chief Financial Officer of Scient Corporation from August 1998 to June 2001. Mr. Kurtz has over 20 years of experience in networking, telecom and professional services industries, including 15 years at AT&T from 1983 though 1998. While at AT&T, Mr. Kurtz served as Chief Financial Officer of AT&T’s $25 billion Business Markets Division, was a key member of the team that negotiated and implemented AT&T’s $15 billion acquisition of McCaw Cellular and was Managing Director of AT&T’s Fiber Cable business in Japan. Mr. Kurtz is a certified public accountant and received a B.S. in Accounting from Rider University and an M.S. in Management from the Stanford University Graduate School of Business.

Donald J. Listwin has served as a Redback director since November 2001. Mr. Listwin has been president and Chief Executive Officer, and Chairman of the Board of Directors, of Openwave Systems Inc. since November 2000, the worldwide leader of open Internet-based communication infrastructure software. Mr. Listwin also serves as a director of MarketItRight.com and as chairman of NetAid, a worldwide Internet-based program that empowers individuals to help eradicate poverty in developing nations. Mr. Listwin is a distinguished networking industry veteran with more than 20 years of experience, including 10 years at Cisco Systems. Mr. Listwin holds a B.S. in electrical engineering and an honorary doctorate of law from the University of Saskatchewan.

Daniel J. Warmenhoven has served as a Redback director since April 1999. Mr. Warmenhoven has been Chief Executive Officer and a director of Network Appliance Inc., a network data storage company, since October 1994. Mr. Warmenhoven also serves on the board of directors of two private companies. Prior to joining Network Appliance, Mr. Warmenhoven served as Chairman, President and Chief Executive Officer of Network Equipment Technologies. Mr. Warmenhoven has held senior positions with both Hewlett-Packard Company and IBM Corporation. Mr. Warmenhoven holds a B.S. in Electrical Engineering from Princeton University.

Board of Director Meetings

During the fiscal year ended December 31, 2002, the Board of Directors held ten meetings and acted by written consent in lieu of a meeting on one occasion. For the fiscal year, each of the directors, other than Mr. Lehtoranta, during the term of their tenure in 2002 attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served. In 2002, the Board of Directors had three standing committees: the audit committee, the nominating committee and the compensation committee.

Committees of the Board of Directors

During the fiscal year ended December 31, 2002, the audit committee of the Board of Directors held nine meetings and acted by written consent in lieu of meeting on one occasion. The audit committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of Redback’s accountants, the scope of the annual audits, fees to be paid to Redback’s accountants, the performance of Redback’s accountants and the accounting practices of Redback. The audit committee meets independently with our independent accountants and our senior management and reviews the general scope of our accounting, financial reporting, annual audit and the results of the annual audit, interim financial statements, auditor independence issues, and the adequacy of the audit committee charter. The audit committee operates under a written charter adopted by the Board of Directors of Redback, a copy of which was attached as Appendix A to the proxy statement for the 2001 annual meeting of stockholders. The current members of the audit committee are Messrs. Lamond, Haque and Kurtz; however, Mr. Lamond will no longer serve on the audit committee following the date of the annual meeting of stockholders.

During the fiscal year ended December 31, 2002, the compensation committee of the Board of Directors held one meeting and acted by written consent in lieu of a meeting on nine occasions. The compensation committee reviews the performance of Redback’s executive officers, establishes compensation programs for the officers, and reviews the compensation programs for other key employees, including salary and cash bonus levels and option grants under the 1999 Stock Incentive Plan. The current members of the compensation committee are Messrs. Warmenhoven and Listwin.

In January 2002, the Board of Directors formed a nominating committee for the purpose of proposing the directors to be nominated for election by the stockholders. The current members of the nominating committee are Messrs. Lamond, Garg and Warmenhoven; however, Mr. Lamond will no longer serve on the nominating committee following the date of the annual meeting of stockholders.

Director Compensation

Except for grants of stock options, our directors generally do not receive compensation for services provided as a director. Generally, we do not pay compensation for committee participation or special assignments of the Board of Directors. Non-employee Board members are eligible for option grants pursuant to the provisions of the 1999 Directors’ Option Plan. Under the 1999 Directors’ Option Plan, each individual who first becomes a non-employee Board member after the date of our initial public offering will be granted an option to purchase 100,000 shares on the date such individual joins the Board, provided such individual has not been in the prior employ of Redback. In addition, at each annual meeting of stockholders, each non-employee Board member will receive an additional option grant to purchase 40,000 shares of common stock, whether or not such individual has been in the prior employ of Redback. However, a director will not receive the initial 100,000-share grant and an annual 40,000-share grant in the same calendar year. The option price for each option grant under the 1999 Directors’ Option Plan will be equal to the fair market value per share of common stock on the automatic grant date. Initial option grants vest over four years at the rate of 25% on the date of the regularly scheduled annual stockholder meetings, and subsequent grants vest fully after one year. Pursuant to the 1999 Directors’ Option Plan, each of Messrs. Lamond, Garg, Haque, Kurtz, Listwin and Warmenhoven were granted options to purchase 40,000 shares of common stock at a per share exercise price of $1.86 in 2002, and each of Messrs. Garg, Haque, Kurtz, Listwin and Warmenhoven will be granted options to purchase 40,000 shares of common stock on the date of the annual meeting in 2003. Mr. Lehtoranta declined his initial grant of 100,000 shares and any future grants in compliance with the guidelines of his employment with Nokia. We are presently evaluating whether the option based compensation package to directors should be supplemented with cash based compensation.

Directors are eligible to receive options and be issued shares of common stock directly under the 1999 Stock Incentive Plan. Directors who are also Redback employees are eligible to participate in Redback’s Employee Stock Purchase Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED HEREIN.

PROPOSAL 2

RATIFICATION OF INDEPENDENT ACCOUNTANTS

Redback is asking the stockholders to ratify the appointment of PricewaterhouseCoopers LLP as Redback’s independent accountants for the fiscal year ending December 31, 2003. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the annual meeting will be required to ratify the appointment of PricewaterhouseCoopers LLP.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as Redback’s independent accountants is not required by Redback’s Bylaws or otherwise. However, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in Redback’s and its stockholders’ best interests.

PricewaterhouseCoopers LLP has audited Redback’s financial statements since 1996. Its representatives are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS REDBACK’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF

PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT

The following table sets forth the beneficial ownership of Redback common stock as of March 11, 2003, except where otherwise indicated, by:

•	each person who is known by us to beneficially own more than 5% of our common stock;

•	each of Redback’s directors and the executive officers named in the Summary Compensation Table; and

•	all of our current directors and executive officers as a group.

Except as otherwise indicated, based on information furnished by such owners we believe that the beneficial owners of the common stock listed below have sole voting and investment power with respect to such shares. Except as otherwise indicated, the percentage of beneficial ownership for the following table is based on 182,009,143 shares of common stock outstanding as of March 11, 2003, including 23,005 shares issuable upon exchange for our subsidiary’s exchangeable shares. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Common stock subject to options currently exercisable within 60 days of March 11, 2003 are deemed outstanding for purposes of computing the percentage ownership of the person holding such option but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except where indicated, and subject to community property laws where applicable, the persons in the table below have sole voting and investment power with respect to all common stock shown as beneficially owned by them. Unless otherwise indicated, the address of each of the individuals listed in the table is c/o Redback Networks Inc., 300 Holger Way, San Jose, California 95134.

Name and Address	Number of Shares of Common Stock Beneficially Owned as of March 11, 2003	Percentage of Shares of Common Stock Outstanding
Ari Lehtoranta (1)	17,723,297	9.74%
Kevin A. DeNuccio (2)	4,866,333	2.67%
Pierre R. Lamond (3)	3,973,928	2.18%
Promod Haque (4)	3,408,082	1.87%
Gaurav Garg (5)	1,491,092	*
Pankaj Patel (6)	940,740	*
Daniel J. Warmenhoven (7)	420,000	*
Georges Antoun (8)	424,666	*
Joel Arnold (9)	312,500	*
William Kurtz (10)	184,964	*
Donald J. Listwin (11)	90,000	*
Dennis Wolf (12)	10,683	*
All executive officers and directors as a group (12 persons)	33,846,285	16.46%

*	Represents beneficial ownership of less than 1%.

(1)	Represents 17,723,297 shares held by Nokia Finance International BV, a wholly-owned subsidiary of Nokia Corporation (“Nokia”). Mr. Lehtoranta, a Vice President of Nokia, disclaims beneficial ownership of the shares held by Nokia Finance International BV except to the extent of his pecuniary interest therein.

(2)	Includes 533,000 shares and options to purchase 4,333,333 shares, which are presently exercisable or will become exercisable within 60 days of March 11, 2003.

(3)

Includes 46,810 shares owned individually by Mr. Lamond, and options to purchase 300,000 shares which are presently exercisable or will become exercisable by Mr. Lamond within 60 days of March 11, 2003; 364,744 shares owned by the Pierre R. and Christine E. Lamond Trust dated November 22, 1985;

3,008,284 shares held by Sequoia Capital VII and 174,090 shares held by Sequoia Technology Partners VII; warrants in the amount of 70,400 shares in the name of Sequoia Capital Franchise Fund and 9,600 shares in the name of Sequoia Capital Franchise Partners, all of which warrants are presently exercisable or will become exercisable within 60 days of March 11, 2003. Mr. Lamond disclaims beneficial ownership of the shares held by Sequoia Capital VII, Sequoia Technology Partners VII, Sequoia Capital Franchise Fund and Sequoia Capital Franchise Partners except to the extent of his pecuniary interest therein.

(4)	Includes 159,697 shares and options to purchase 180,000 shares, which are presently exercisable or will become exercisable by Mr. Haque within 60 days of March 11, 2003, 104,831 shares owned by the Haque Family Partners and 2,963,554 shares owned by Norwest Venture Partners VII, L.P. Mr. Haque disclaims beneficial ownership of the shares held by Norwest Venture Partners VII L.P., except to the extent of his pecuniary interest therein.

(5)	Includes 1,232,342 shares held by Gaurav Garg Trust Agreement dated 8/9/00 and options to purchase 258,750 shares, which are presently exercisable or will become exercisable within 60 days of March 11, 2003.

(6)	Includes 928,054 shares and options to purchase 12,686 shares, which are presently exercisable or will become exercisable within 60 days of March 11, 2003.

(7)	Includes 300,000 shares held by the Warmenhoven 1987 Revocable Trust UTD 12-16-87, as amended, and options to purchase 120,000 shares, which are presently exercisable or will become exercisable within 60 days of March 11, 2003.

(8)	Includes 8,000 shares and options to purchase 416,666 shares, which are presently exercisable or will become exercisable within 60 days of March 11, 2003.

(9)	Represents options to purchase 312,500 shares, which are presently exercisable or will become exercisable within 60 days of March 11, 2003.

(10)	Includes 164 shares and options to purchase 184,800 shares, which are presently exercisable or will become exercisable within 60 days of March 11, 2003.

(11)	Represents options to purchase 90,000 shares, which are presently exercisable or will become exercisable within 60 days of March 11, 2003.

(12)	Represents options to purchase 10,683 shares, which are presently exercisable or will become exercisable within 60 days of March 11, 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of the Board of Directors, the executive officers and persons who hold more than ten percent of Redback’s outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which requires them to file reports with respect to their ownership of Redback securities and their transactions in such securities. Based upon (i) copies of Section 16(a) reports that Redback received from such persons for their 2002 fiscal year transactions in Redback securities and (ii) written representations received from one or more of such persons, Redback believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent stockholders.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation, for the fiscal years ended December 31, 2002, December 29, 2001 and December 28, 2000, earned by Redback’s Chief Executive Officer and the four other most highly compensated executive officers who were serving as such at the end of the fiscal year ended December 31, 2002.

					Long-Term Compensation Awards
		Annual Compensation			Securities Underlying Options (#)	Restricted Stock Awards ($)		All Other Compensation ($)
Name and Principal Position	Year	Salary ($)	Bonus ($)
Kevin DeNuccio President and Chief Executive Officer	2002 2001 2000	500,000 179,535 —	— 3,171,200 —		— 6,500,000 —	— 2,085,000 —	(2)	14,999 1,502 —	(1)

Georges Antoun Senior Vice President, Marketing and Engineering	2002 2001 2000	300,000 103,125 —	— 352,720 —		250,000 1,000,000 —	— — —		14,594 310 —	(1)

Joel Arnold Senior Vice President, Field Operations	2002 2001 2000	233,013 — —	229,167 — —	(4)	1,000,000 — —	— — —		152,762 — —	(5)

Pankaj Patel Former Senior Vice President, Engineering (3)	2002 2001 2000	267,188 249,115 186,439	— — 75,000		— 1,407,686 225,000	— — —		14,558 1,887 563	(1)

Dennis Wolf Former Senior Vice President, Chief Financial Officer (6)	2002 2001 2000	285,000 260,833 —	— 100,000 —		250,000 1,810,683 —	— — —		15,254 1,891 —	(1)

(1)	This amount includes life insurance and health insurance premiums paid by Redback.

(2)	Represents 500,000 shares of restricted stock multiplied by $4.17, which was the closing price of Redback’s common stock on the Nasdaq National Market on August 29, 2001, the date of grant. The restricted stock vested during the period of August 29, 2001 through May 13, 2002.

(3)	Mr. Patel’s employment with Redback terminated in January 2003.

(4)	Mr. Arnold’s bonus compensation consists of guaranteed commission.

(5)	This amount includes: $13,267 for life insurance and health insurance premiums paid by Redback; relocation expenses of $58,438; and $81,057 which represents imputed interest on the four year term loan of $500,000, for relocation to the San Jose area.

(6)	Mr. Wolf’s employment with Redback terminated in January 2003.

Option Grants in Last Fiscal Year

The following table contains information concerning the stock option grants made to each of the named officers for the fiscal year 2002. No stock appreciation rights were granted during such year.

	Individual Grants (1)						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees in Fiscal Year (2)	Exercise Price ($/Share)	Expiration Date
							5% ($)	10% ($)
Kevin DeNuccio	—		—	—	—		—	—
Georges Antoun	250,000		2.5	$1.50	5/13/2012		235,835	597,653
Joel Arnold	1,000,000	(4)	10.3	$3.98	1/28/2012		2,822,581	4,604,018
Pankaj Patel	—		—	—	—		—	—
Dennis Wolf	250,000		2.5	$1.50	1/31/2003	(5)	235,835	597,653

(1)	The exercise price for each option may be paid in cash, in shares of common stock valued at fair market value on the exercise date or through a same-day sale of the purchased shares. Generally, the options have a maximum term of ten years measured from the option grant date, subject to earlier termination in the event of the optionee’s cessation of service with Redback. The options vest in full in the event of the optionee’s death, and vesting accelerates by 12 months in the event that the optionee’s service terminates because of disability. Under each of the options, the option shares will vest upon an acquisition of Redback by merger or asset sale, unless the acquiring company assumes the options. Certain options may accelerate even if they are assumed, as described below under “Employment Contracts and Change in Control Agreements.”

(2)	Based on an aggregate of 9,689,550 shares granted.

(3)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of Redback’s securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

(4)	This option vests at the rate of: 25% of the shares subject to the option vest after one year, then 1/48th of the shares vest monthly thereafter.

(5)	This option, which vested at the rate of: 25% of the shares subject to the option vested after one year, then 1/48th of the shares vested monthly thereafter, was cancelled without vesting and is no longer outstanding as a result of Mr. Wolf’s termination of employment with Redback in January 2003.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information concerning option exercises in fiscal year 2002 and option holdings as of December 31, 2002 with respect to each of the named officers. No options were exercised by the named officers during fiscal 2002. No stock appreciation rights were outstanding at the end of that year.

	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Kevin DeNuccio	3,791,666	2,708,334	0	0
Joel Arnold	0	1,000,000	0	0
Georges Antoun	333,333	916,667	0	0
Pankaj Patel	555,809	797,341	0	0
Dennis Wolf	406,516	854,167	0	0

(1)	The value of underlying securities is based on the $0.84 per share closing price of Redback’s common stock on December 31, 2002, minus the aggregate exercise price.

Employment Contracts and Change in Control Arrangements

Redback’s employment agreement with Mr. DeNuccio is described in the “Compensation Committee Report—CEO Compensation”.

Mr. Wolf joined Redback in January 2001 and his employment letter specified an annual base salary of $300,000 and a bonus of up to $50,000 for the second half of 2001. The letter also specified that if Mr. Wolf were to be terminated for reasons other than cause (except after a change of control) then he would receive six months of base salary. In connection with the termination of Mr. Wolf’s employment in January 2003, he received a severance of nine months of base salary.

In August 2001, Redback entered into a letter agreement with Mr. Antoun under which Redback agreed to pay him a sign on bonus of $250,000 for joining Redback and a guaranteed pro-rated bonus of $102,720 for 2001. The sign-on bonus was subject to pro-rated re-payment if his employment with Redback terminated for any reason before his first year anniversary of employment. Mr. Antoun’s employment agreement specifies an annual base salary of $300,000 and an annual bonus at 100% of target of $300,000.

In January 2002, Redback entered into an employment agreement with Joel Arnold, SVP Field Operations. Pursuant to this Agreement, Redback agreed to pay Mr. Arnold an annual salary of $250,000 and a guaranteed commission for the first year of his employment in the amount of $250,000. In 2003, Mr. Arnold will be on a commission plan that will earn him $250,000 at 100% of his sales quota. In addition, Redback granted Mr. Arnold an option to purchase 1,000,000 shares of Redback common stock at a per share exercise price of $3.98. The stock options were priced at 74.7% of the fair market value on the date of grant. The option vests over four years at the rate of 25% after one year and thereafter monthly for the remaining three years. In addition, Redback agreed to loan Mr. Arnold $500,000 to enable him to relocate to the San Jose area. The loan has a four year term, carries no interest and has a single balloon payment at the end of the term. If Mr. Arnold ceases to be employed for any reason by Redback, the loan becomes immediately due and payable within ninety (90) days. In the event of a change in control and his termination (other than for cause) or material changes in his scope of responsibility or salary, Mr. Arnold will receive acceleration of vesting of 25% of the shares granted pursuant to his 1,000,000 share option but not more than 100% of his option grant. Mr. Arnold will also receive up to 12 months of salary continuation after such termination following a change in control.

The compensation committee, as administrator of the 1999 Stock Incentive Plan, may provide for accelerated vesting of the shares of common stock subject to outstanding options held by any executive officer of

Redback in connection with certain changes in control of Redback. The accelerated vesting may be conditioned on the termination of the individual’s employment following the change in control event. None of Redback’s executive officers currently have employment agreements with Redback for a specific term, and they may resign and their employment may be terminated at any time. However, some executive officers have entered into non-competition arrangements with Redback and arrangements for acceleration of vesting on change in control or if their employment is terminated other than for cause, as follows: Kevin DeNuccio would receive 100% vesting of unvested shares and Redback’s right to reacquire certain restricted shares would terminate upon a change in control; Georges Antoun would receive 100% vesting of unvested shares upon a change in control and his termination (other than for cause) or material changes in his scope of responsibility or salary; and each of Mr. Wolf and Mr. Patel would receive 12 months of additional vesting upon a change in control and either of their termination (other than for cause) or material changes in either of their scope of responsibility or salary.

Compensation Committee Interlocks and Insider Participation

During 2002 the following members of the Board served on the compensation committee: Messrs. Khosla, Listwin and Warmenhoven. Vinod Khosla served on the compensation committee through April 2002. None of these persons has ever been an officer or employee of Redback or any of its subsidiaries, nor were there any compensation committee interlocks or other relationships during 2002 requiring disclosure under Item 402(j) of Regulation S-K of the Securities Act of 1933, as amended.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The compensation committee of Redback’s Board of Directors has the exclusive authority to establish the level of base salary payable to the Chief Executive Officer and certain other executive officers of Redback and to administer Redback’s 1999 Stock Incentive Plan, 1999 Employee Stock Purchase Plan and 2001 Employee Option Plan. In addition, the compensation committee has the responsibility for approving the individual bonus programs to be in effect for the Chief Executive Officer and certain other executive officers. The compensation committee is currently composed of two non-employee directors and regularly evaluates the effectiveness of the compensation program in linking performance and executive pay. Additionally, the compensation committee is routinely consulted to approve the compensation package of a newly hired executive or of an executive whose scope of responsibility has changed significantly.

Redback continued to operate in a challenging environment during the fiscal year ended December 31, 2002. Redback experienced a sharp revenue decline in the third quarter of 2002 as it recorded $17.4 million in revenue after recording $40 million in revenue in the second quarter of 2002. In response to this decline in revenue, Redback accelerated its restructuring activities, which included an additional reduction in force, consolidation of business units, heightened expenses management, and a reorganization of its management team. The compensation committee did not take any significant actions with respect to management compensation during the year, other than recruiting and determining the compensation for Joel Arnold, the new Senior Vice President of Field Operations. In this regard, the compensation committee consulted outside recruiters and used other resources to make an offer to Mr. Arnold to join Redback.

General Compensation Policy.    The objective of Redback’s executive compensation program is to align executive compensation with Redback’s long- and short-term business objectives and performance. Additionally, it is imperative that executive compensation enable Redback to attract, retain, and motivate qualified executives who are able to contribute to the long-term success of Redback. Among the factors considered by the compensation committee in determining executive officer compensation levels were the ability to recruit individuals with the necessary talents and the need to retain and motivate the executives that remained with Redback during a period of uncertainty in which the stock price of Redback remained very low. Upon such review of executive compensation, the compensation committee believed the executive base salary compensation was at the appropriate levels during the 2002 fiscal year. In addition, the compensation committee upon recommendation by senior management, determined that it would not pay any bonuses to executive officers in 2002 other than the contractually agreed to commissions to Mr. Arnold. The following specific strategies are utilized to guide Redback’s executive compensation decisions:

-	Risk and Reward. A significant portion of an executive’s compensation should be tied to his or her performance and contributions to the success of Redback.

-	Pay for Performance. If an executive performs at a higher level, then the executive should be rewarded with a higher level of compensation. Similarly, if performance is below minimum expectations, then there should be a lower level of compensation or there may be no variable compensation.

-	Compensate Competitively. Redback compares its compensation programs to those of other companies of comparable size and in similar industries and establishes compensation programs that are substantially at market.

During 2002, Redback’s executive compensation program included these key elements:

-	Base Salary. Redback establishes the base salaries of its executives based on competitive market practices derived from comparisons with companies of similar size and in similar industries.

-	Equity-Based Incentives. Stock options are designed to align the interests of each executive with those of the stockholders. Each year, the compensation committee determines the grant to executives of stock option awards. The compensation committee believes that stock options provide added incentive for executives to influence the strategic direction of Redback and to create and grow value for customers, stockholders and employees. Options are typically granted at fair market value and typically have four-year vesting periods, contingent upon the executives’ continued employment with Redback. The number of stock option shares that are granted to individual executives is based on demonstrated performance and independent survey data reflecting competitive market practice

During 2002, Redback did not pay any cash-based bonuses to any of its executive officers with the exception of Mr. Arnold’s commission payments.

CEO Compensation.    Mr. DeNuccio joined Redback on August 29, 2001 as the Chief Executive Officer and President. Redback entered into an employment agreement with Mr. DeNuccio, which specifies an annual base salary of $500,000 and an annual bonus at 100% of target of $500,000. Mr. DeNuccio was also guaranteed a pro-rata portion of his annual bonus at 100% of target for his service with Redback from August 29, 2001 until December 31, 2001. In 2001, the base salary paid by Redback to Mr. DeNuccio was $179,535.06, and he received his guaranteed pro-rated bonus of $171,200. In addition, in 2001, Mr. DeNuccio received a sign on bonus of $3,000,000. Mr. DeNuccio’s employment agreement provided that if, prior to the first anniversary of his hire date, his employment ended (other than after a change of control) because he resigned without good reason or was terminated for cause (a “Pay-Back Event”) then he would have been required to return a pro-rata portion of the sign-on bonus. For fiscal year 2002, Mr. DeNuccio was paid a base salary of $500,000 and did not receive a bonus payment. In addition to his cash compensation, Mr. DeNuccio received a restricted stock grant of 500,000 shares of Redback common stock in 2001. As with Mr. DeNuccio’s sign-on bonus, if, prior to the first anniversary of his hire date, Mr. DeNuccio’s employment had ended (other than after a change in control) because of a Pay-Back Event, he would have been required to forfeit a pro-rata portion of the restricted stock grant. In addition, in exchange for an agreement not to sell the shares for six months, Mr. DeNuccio’s restricted stock grant was released from the buy-back provision on May 13, 2002, and the remainder of the 500,000 shares which had not yet become fully vested and unrestricted became fully vested and unrestricted on that date. In 2001, Mr. DeNuccio also received a stock option grant to purchase 6,500,000 shares of Redback common stock. The stock option was priced at fair market value on the date of grant and was granted outside of Redback’s existing stock option plans. Twenty-five percent of the grant (1,625,000 shares) was subject to immediate vesting. The remainder of the grant vests monthly at the rate of 2.777% per month over the first 36 months of his continuous employment. Redback had the right to repurchase a pro-rata portion of the 1,625,000 shares purchased by exercising his options, at the exercise price if, before Mr. DeNuccio completed twelve months continuous employment with Redback, his employment had ended (other than after a change of control) due to the occurrence of a Pay-Back Event. If Mr. DeNuccio is involuntarily terminated without cause (or voluntarily terminates for good reason) then he will receive an additional 12 months of vesting of his option to purchase the remaining 4,875,000 shares. If his employment terminates for any reason other than a Pay-Back event, then the entire option will remain exercisable for a period of 12 months following the date of his termination. Mr. DeNuccio’s stock option grant and sign-on bonus vest in full upon a change in control occurring while he is employed by Redback. The compensation committee negotiated with several candidates and believed that the offer to Mr. DeNuccio was necessary to obtain his services.

Tax Limitation.    Under Federal tax laws, a publicly-held company such as Redback will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. To qualify for an exemption from the $1 million deduction limitation, the stockholders were asked to approve a limitation under Redback’s 1999 Stock Incentive Plan on the maximum number of shares of common stock for which any one participant may be granted stock options per calendar year.

Because this limitation was adopted, any compensation deemed paid to an executive officer when he or she exercises an outstanding option under the 1999 Stock Incentive Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. The compensation committee reserves the right to make options grants that exceed the 162(m) limitations or to make initial grants to newly hired executives officers from plans other than the 1999 Stock Incentive Plan.

Compensation Committee

Donald J. Listwin Daniel J. Warmenhoven

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee of the Board of Directors of Redback serves as the representative of the Board for general oversight of Redback’s financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations and Redback’s standards of business conduct. Redback’s management has primary responsibility for preparing Redback’s financial statements and Redback’s financial reporting process. Redback’s independent accountants, PricewaterhouseCoopers LLP, are responsible for expressing an opinion as to whether Redback’s financial statements are prepared in accordance with accounting principles generally accepted in the United States.

The audit committee is composed of three members: Pierre R. Lamond, Promod Haque and William Kurtz; however, Mr. Lamond will no longer serve on the audit committee following the date of the annual meeting of stockholders. Each of the members of the audit committee is independent under the listing standards of the Nasdaq National Market. Each of the members of the audit committee is financially literate and Mr. Kurtz and Mr. Lamond have accounting or related financial management expertise.

Audit Fees.    Audit fees billed by PricewaterhouseCoopers LLP for the audit of our annual financial statements for the fiscal year ended December 31, 2002, and the review of our financial statements included in our quarterly reports on the Form 10-Q during the fiscal year ended December 31, 2002, totaled approximately $425,000.

Financial Information Systems Design and Implementation Fees.    PricewaterhouseCoopers LLP did not render any services related to financial information systems design and implementation for the fiscal year ended December 31, 2002.

All Other Fees.    Aggregate fees billed for all other services rendered by PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2002 were approximately $530,000, which principally related to tax related services. The audit committee has determined that the provision of such non-audit services is compatible with the independent accountants maintaining their independence.

In this context, the audit committee hereby reports as follows:

1.    The audit committee has reviewed and discussed the audited financial statements with Redback’s management.

2.    The audit committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380), as modified or supplemented.

3.    The audit committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with the independent accountants the independent accountants’ independence.

4.    Based on the review and discussions referred to in paragraphs 1 through 3 above, the audit committee recommended to the Board of Directors of Redback, and the Board has approved, that the audited financial statements be included in Redback’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

Audit Committee

Pierre R. Lamond Promod Haque William Kurtz

STOCK PERFORMANCE GRAPH

The graph set forth below compares the cumulative total stockholder return on Redback’s common stock between May 18, 1999 (the date Redback’s common stock commenced public trading) and December 31, 2002 with the cumulative total return of (i) the Nasdaq Composite Index and (ii) the JP Morgan H&Q Technology Index, over the same period. This graph assumes the investment of $100 on May 18, 1999 in Redback’s common stock, the Nasdaq Composite Index and the JP Morgan H&Q Technology Index, and assumes the reinvestment of dividends, if any.

The comparisons shown in the graph below are based upon historical data. Redback cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of Redback’s common stock.

Redback effected its initial public offering of common stock on May 18, 1999 at a price of $5.75 per share (as adjusted to reflect its 2-for-1 forward stock splits effected in August 1999 and April 2000). The graph above, however, commences with the closing price of $21.03 per share (as adjusted to reflect the August 1999 and April 2000 stock splits) on May 18, 1999—the date Redback’s common stock commenced public trading.

Notwithstanding anything to the contrary set forth in any of Redback’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this proxy statement or future filings made by Redback under those statutes, the compensation committee report and stock performance graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by Redback under those statutes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indemnification of Officers and Directors

Redback’s certificate of incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

Redback’s Bylaws provide that Redback shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. Redback has also entered into indemnification agreements with its officers and directors containing provisions that may require Redback, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Transactions with Officers and Directors

Since January 1, 2002, there has not been, nor is there currently proposed, any transaction or series of similar transactions in which Redback was or is to be a party in which the amount involved exceeds $60,000 and in which any person who is a director or executive officer of Redback, had or will have a direct or indirect interest other than the following:

In connection with the termination of his employment in January 2003, Redback paid Dennis Wolf a severance payment equivalent to nine months of base salary.

In January 2002, Redback loaned Joel Arnold $500,000 to enable him to relocate to the San Jose, California area. This loan is described in more detail in the section of this proxy statement entitled, “Employment Contracts and Change in Control Arrangements.”

Agreements with Nokia

On May 21, 2002, Redback and Nokia Finance International BV, a private company with limited liability organized under the laws of the Netherlands (“Nokia”), entered into a Common Stock and Warrant Purchase Agreement (the “Purchase Agreement”), pursuant to which, among other things, Redback (i) sold and issued to Nokia 17,723,297 shares (the “Initial Shares”) of the Redback common stock (the “Common Stock”), at a purchase price equal to $2.02 per share (or $35,801,060 in the aggregate), and (ii) issued to Nokia a Common Stock Purchase Warrant (the “Warrant”) that provides, among other things, for the right of Nokia to purchase that number of shares of Common Stock as may be necessary to increase Nokia’s holdings to up to an aggregate of 31,901,467 shares of Common Stock, including the Initial Shares issued to Nokia and any shares of Common Stock purchased by Nokia pursuant to its pre-emptive rights. Effective upon the closing of the stock purchase, Nokia was granted certain rights that entitled Nokia to nominate one member to Redback’s Board of Directors. In connection with the closing, Ari Lehtoranta joined Redback’s Board of Directors as Nokia’s nominee. As Mr. Lehtoranta is not standing for re-election, Nokia has continuing rights to nominate one member of our Board of Directors (subject to the approval of our stockholders) as long as certain requirements are met, including among other things, Nokia’s continued ownership of at least 5% of Redback’s outstanding common stock.

In connection with the sale of the Initial Shares and the issuance of the Warrant to Nokia, Redback and Nokia also entered into an Investor’s Rights Agreement (the “Investor’s Rights Agreement”) pursuant to which, among other things, Redback granted to Nokia certain (i) registration rights (including “S-3,” “demand” and “piggy-back” rights) with respect to any shares of Common Stock acquired by Nokia pursuant to the Purchase Agreement, the Warrant or the Investor’s Rights Agreement, and (ii) pre-emptive rights with respect to certain dilutive events. The Investor’s Rights Agreement also provides that Nokia will be subject to certain standstill and voting limitations with respect to the Initial Shares, the shares of Common Stock issued upon exercise of the Warrant and any shares of Redback common stock acquired by Nokia pursuant to its rights set forth in certain Sections of the Investor’s Rights Agreement. The rights set forth in the Warrant and the Investor’s Rights Agreement will terminate in accordance with the terms and conditions set forth in such agreements.

In addition, in connection with the transactions described above, on May 21, 2002, Redback and US Stock Transfer Corporation executed an amendment (the “Rights Amendment”) to its Rights Agreement, entered on June 12, 2001 (the “Rights Agreement”). The Rights Agreement provides that Nokia will not be deemed an “Acquiring Person” under the Rights Agreement on account of its acquisition of shares of Common Stock pursuant to the Purchase Agreement, the Warrant or the certain purchase rights set forth in the Investor’s Rights Agreement.

Nokia is a significant customer of ours. During the year ended December 31, 2002, revenue from Nokia was approximately $12.2 million, and as of December 31, 2002 accounts receivable from Nokia was approximately $1.8 million.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, proposals of our stockholders that are intended to be presented by such stockholders at Redback’s 2004 annual meeting and that stockholders desire to have included in Redback’s proxy materials relating to such meeting must be received by Redback at its offices at 300 Holger Way, San Jose, California 95134, Attn: Secretary, no later than December 9, 2003, which is 120 calendar days prior to the anniversary of the mail date of this proxy statement. Such proposals must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for that meeting.

SEC rules also establish a different deadline for submission of stockholder proposals that are not intended to be included in the Company’s proxy statement with respect to discretionary voting (the “Discretionary Vote Deadline”). The Discretionary Vote Deadline for the year 2004 annual meeting is February 23, 2004 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a stockholder gives notice of such a proposal after the Discretionary Vote Deadline, the Company’s proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Company’s year 2004 annual meeting.

The Company has not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year’s annual meeting. The enclosed proxy card grants the proxy holders discretionary authority to vote on any matter properly brought before the annual meeting, including any stockholder proposals received after the Discretionary Vote Deadline for this year’s annual meeting, which was February 11, 2003.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for stockholder action at the annual meeting. However, if other matters do properly come before the annual meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS,

Kevin A. DeNuccio

Director, Chief Executive Officer and President

San Jose, California

March 31, 2003

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE; OR YOU MAY VOTE TELEPHONICALLY OR VIA THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS ON YOUR PROXY CARD. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

PROXY	REDBACK NETWORKS INC.	PROXY

300 HOLGER WAY, SAN JOSE, CALIFORNIA 95134

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

REDBACK NETWORKS INC.

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 7, 2003

The undersigned holder of common stock, par value $0.0001, of Redback Networks Inc. (“Redback”) hereby appoints Kevin A. DeNuccio and Thomas L. Cronan, III, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all common stock of Redback that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 7, 2003 at 1:00 p.m. local time, at Redback Networks, 300 Holger Way, San Jose, California 95134, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS REDBACK’S INDEPENDENT ACCOUNTANTS, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. THE UNDERSIGNED STOCKHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE CORPORATE SECRETARY OF REDBACK EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL MEETING AND VOTING IN PERSON. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS AND “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS REDBACK’S INDEPENDENT ACCOUNTANTS.

IF YOU ARE VOTING BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

REDBACK NETWORKS INC.

Two New Ways to Vote

VOTE BY INTERNET OR TELEPHONE

24 Hours a Day – 7 Days a Week

It’s Fast and Convenient

	INTERNET	OR		TELEPHONE	OR		MAIL
	www.proxyvoting.com/RBAK			1-888-426-7035

•	Go to the website listed above.		•	Use any touch-tone telephone.		•	Mark, sign and date your proxy card.

•	Have your proxy card ready.		•	Have your proxy card ready.		•	Detach your proxy card.

•	Enter your Control Number located above your name and address.		•	Enter your Control Number located above your name and address.		•	Return your proxy card in the postage paid envelope provided.

•	Follow the simple instructions on the website.		•	Follow the simple recorded instructions.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. If you have submitted your proxy by the Internet or telephone there is no need for you to mail back your proxy card.

Ú DETACH PROXY CARD HERE IF YOU ARE VOTING BY THE INTERNET OR TELEPHONE Ú

☒	Please mark votes as in this example

1.	To elect the following directors to serve for a term ending upon the 2004 Annual Meeting of Stockholders or until their successors are elected and qualified.

Nominees: 01Kevin A. DeNuccio, 02Gaurav Garg, 03Promod Haque, 04William Kurtz, 05Donald J. Listwin and 06Daniel J. Warmenhoven.

FOR	WITHHELD	For all nominees, except for nominees written below

☐	☐	☐

Nominee exception(s).

2.	To ratify the appointment of PricewaterhouseCoopers LLP as Redback’s independent accountants for the fiscal year ending December 31, 2003.

FOR	AGAINST	ABSTAIN

☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Date:		, 2003

(Signature of stockholder)

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.

Please Detach Here

/\ You Must Detach This Portion of the Proxy Card /\

Before Returning it in the Enclosed Envelope